FINANCIAL STATEMENTS



SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM U-1





CINERGY SERVICES





AS OF SEPTEMBER 30, 1995



(Unaudited)



Pages 1 through 5

CINERGY SERVICES
PRO FORMA STATEMENT OF INCOME
TWELVE MONTHS ENDED SEPTEMBER 30, 1995

                                                                  Pro Forma
                                                    Actual       Adjustments      Pro Forma
                                                (in thousands, except per share amounts)
OPERATING REVENUES                                    $97,322               -         $97,322

OPERATING EXPENSES
  Other operation                                      94,241               -          94,241
  Taxes other than income taxes                         3,153               -           3,153
                                                       97,394               -          97,394

OPERATING INCOME                                          (72)              -             (72)

OTHER INCOME AND EXPENSES - NET                            (1)              -              (1)
                                                           (1)              -              (1)

INCOME BEFORE INTEREST AND OTHER CHARGES                  (73)              -             (73)

INTEREST                                                    4               -               4

NET INCOME                                               ($77)              -            ($77)

Note:
Cinergy Services has no pro forma journal entries relating to this proposed transaction.

CINERGY SERVICES
PRO FORMA BALANCE SHEET
AT SEPTEMBER 30, 1995

ASSETS
                                                                  Pro Forma
                                                    Actual       Adjustments      Pro Forma
                                                (in thousands)
UTILITY PLANT - ORIGINAL COST
  In service
    Common                                              1,225               -           1,225

CURRENT ASSETS
  Accounts receivable from associated
    companies                                           6,739               -           6,739
                                                        6,739               -           6,739

OTHER ASSETS                                              344               -             344

                                                       $8,308               -          $8,308

Note:
Cinergy Services has no pro forma journal entries relating to this proposed transaction.

CINERGY SERVICES
PRO FORMA BALANCE SHEET
AT SEPTEMBER 30, 1995

CAPITALIZATION AND LIABILITIES
                                                                  Pro Forma
                                                    Actual       Adjustments      Pro Forma
                                                (dollars in thousands)
COMMON STOCK EQUITY
  Common stock - $.05 par value;
    Authorized shares - 50
    Outstanding shares - 50                                 -               -               -
  Retained earnings                                       (77)              -             (77)
    Total common stock equity                             (77)              -             (77)


  Accounts payable                                      1,161               -           1,161
  Accounts payable to associated
    companies                                           7,062               -           7,062
                                                        8,223               -           8,223

OTHER LIABILITIES
  Other                                                   162               -             162
                                                          162               -             162

                                                       $8,308               -          $8,308

Note:
Cinergy Services has no pro forma journal entries relating to this proposed transaction.

CINERGY SERVICES
PRO FORMA STATEMENT OF CHANGES IN RETAINED EARNINGS
TWELVE MONTHS ENDED SEPTEMBER 30, 1995

                                                                  Pro Forma
                                                    Actual       Adjustments      Pro Forma
                                                (in thousands)

BALANCE OCTOBER 1, 1994                                     -               -               -

  Net income                                              (77)              -             (77)

BALANCE SEPTEMBER 30, 1995                               ($77)              -            ($77)

Note:
Cinergy Services has no pro forma journal entries relating to this proposed transaction.

CINERGY SERVICES

Pro Forma Journal Entries to Give Effect to the proposed $100,000,000 aggregrate investment in Energycos.

No pro forma journal entries.